KRAMER LEVIN NAFTALIS & FRANKEL LLP

October 26, 2006

Old Mutual Advisor Funds

4643 South Ulster Street, Suite 600

Denver, Colorado 80237

Re:	Old Mutual Advisor Funds

Post-Effective Amendment No. 24

File Nos. 333-116057; 811-21587

Ladies and Gentlemen:

We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 24 to Registration Statement No. 333-116057 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

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